Exhibit 10.32

EXECUTIVE RELOCATION AGREEMENT

This Relocation Agreement is entered into by and between Exagen Diagnostics, Inc. (“Exagen”) and Wendy Swedick (“Employee”) as of the 1st day of April 2014.

In connection with the Employee’s relocation, Exagen shall provide Employee with the following assistance in relocating to the San Diego, California area.

Reimbursement of Expenses:

Exagen will reimburse Employee for normal expenses listed below. Evidence of expenses must be provided and must be verifiable.

I.	Home Selling Expenses up to a maximum of $30,000.

a.	Title Insurance
b.	Property Transfer Fees
c.	Attorney Fees
d.	Recording Fees
e.	Realty Fees/Commissions
f.	Legally required inspection fees
g.	Required repairs

II.	Household/Vehicle Move up to a maximum of $20,000.

a.	Exagen will pay the cost of packing, shipping and insurance of household goods to the Employee’s new location (either by reimbursing the Employee for the cost to rent a moving truck/van, or through arrangement of professional movers by Exagen).
b.	Exagen will also pay the cost of the shipment of one vehicle, owned by the Employee to the new location or driving expenses to the new location at the currently established IRS mileage allowance, at the Employee’s discretion.

Recognizing the Exagen’s desire to relocate the Employee as soon as possible, Exagen will make the Employee whole for the discount below fair market value, if any, necessary to sell her home in an expedited manner as follows (the Make Whole Payment):

c.	If the Employee has to sell her home for less than the estimated fair market value of $326,000, Exagen till pay the Employee an amount equal to $326,000 less the final closing price of the Employee’s home.

Tax Adjustments to Reimbursements:

Exagen will pay a tax adjustment allowance, or gross-up, on any moving expenses or Make Whole Payment that are deemed taxable to the Employee. This allowance will be based on an estimated incremental tax rate for the Employee.

/s/ Ron Rocca	/s/ Wendy Swedick
Ron Rocca — CEO, Exagen Diagnostics, Inc.	Wendy Swedick — Employee

04/04/14	04/04/14
Signature Date	Signature Date